UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 20, 2018

Triumph Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Texas	001-36722	20-0477066
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12700 Park Central Drive, Suite 1700, Dallas, Texas 75251
(Address of principal executive offices and zip code)
(214) 365-6900
Registrant’s telephone number, including area code:

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under The Exchange Act (17 CFR 240.14d-2(b))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 7.01.Regulation FD Disclosure.

Triumph Bancorp, Inc. (the “Company”) expects its third quarter 2018 net income and earnings per share to be adversely affected by a charge arising from a single asset-based lending relationship at its banking subsidiary, TBK Bank, SSB.  The charge resulted from fraudulent conduct believed to be perpetrated by one or more employees of the borrower.  The primary cause of the charge is the borrower’s submission of false borrowing base certificates and supporting documentation that resulted in advances in excess of available collateral.  A notice of default has been issued to the borrower and the facility is in the process of liquidation.

The Company currently estimates that it will charge off approximately $4.0 million as a result of this loan relationship in its financial statements for the quarter ended September 30, 2018.  Approximately $0.7 million of the charge off had specific reserves previously recorded.   In addition, the Company expects that the charge-off will result in an increase in the estimate of its allowance for loan loss reserves recorded against the remaining asset-based lending portfolio in an amount up to approximately $2.7 million as a result of higher loss factors being incorporated into the Company’s allowance for loan loss reserve methodology for the three months ended September 30, 2018.  The Company estimates that its third quarter after-tax earnings per share will be reduced by an amount up to approximately $0.17 per diluted share as a result of the aggregate impact of these items.

The Company is working to preserve and recover assets in connection with the liquidation of the borrower.  The remaining balance of the loan after the charge off is $3.2 million. Based on the Company’s review of the circumstances of the fraudulent activities involving this borrower and a review conducted of the remainder of its asset-based lending portfolio, the Company believes this incident is an isolated occurrence and not indicative of deterioration of credit in its overall loan portfolio or an increase in exposure to fraud related losses in its asset-based lending business.

The information in this Item 7.01 shall be considered furnished for purposes of the Securities Exchange Act of 1932 (the “Exchange Act”) and shall not be deemed “filed” for any purpose.

Forward-Looking Statements

This Report may contain forward-looking statements within the meaning of the federal securities laws.  Investors are cautioned that such statements, including statements with respect to the expected performance of the above-referenced borrowing relationship, are predictions and that actual events or results may differ materially.  These forward-looking statements are not guarantees of future results and are subject to factors that could cause actual results to differ materially from those we may expect, including, but not limited to:  economic, political and market conditions and fluctuations; competition; adverse developments with respect to the above-referenced borrowing relationship; and other factors identified in our filings with the Securities and Exchange Commission (the “SEC”).  For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” and the forward-looking statement disclosure contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on February 13, 2018 and in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2018, filed with the SEC on July 20, 2018.  Forward-looking statements speak only as of the date made and the Company undertakes no duty to update such information.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TRIUMPH BANCORP, INC.

Date: September 20, 2018	By:	/s/ Adam D. Nelson
Name: Adam D. Nelson
Title: Executive Vice President and General Counsel